UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2008
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IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-11071	84-0685613
(State or other jursidiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2008, Mr. Bill Bromiley has been appointed as Chief Acquisitions Officer of the Company. Mr. Bromiley, age 45, spearheaded Image’s feature film initiative as a consultant from June 2007 until he was hired by Image in January 2008 as its Senior Vice President, Acquisitions. Mr. Bromiley, a twenty-year veteran of the film and home entertainment industries, will oversee the Company’s worldwide program acquisition efforts. From November 1999 to May 2007, Mr. Bromiley worked for First Look Home Entertainment, a division of First Look Studios. At the time of his departure, he was the President of First Look Home Entertainment. Prior to that, he spent eleven years working for Roger Corman’s Concorde/New Horizon Pictures Corp. where he oversaw all theatrical and co-created the home entertainment division. Mr. Bromiley reports to David Borshell. Mr. Bromiley has agreed to accept the appointment as Chief Acquisitions Officer in exchange for a base salary of $350,000 per year, for an initial term of one year.

Effective April 1, 2008, Mr. Rick Eiberg has been promoted to Executive Vice President, Operations and Chief Technology Officer, in charge of the Company’s supply chain, distribution and technology. Mr. Eiberg, age 41, a five year veteran of Image, previously held the position of Senior Vice President, Operations. Prior to joining Image in April 2003, Mr. Eiberg spent eleven years at Bell Industries, a distributor, manufacturer and service provider, managing information technology and operations as its Vice President, Technology. Mr. Eiberg reports to Jeff Framer. Mr. Eiberg has agreed to accept the appointment as Executive Vice President, Operations and Chief Technology Officer in exchange for a base salary of $250,000 per year, for an initial term of one year.

There are no family relationships between Mr. Bromiley and Mr. Eiberg and any of our directors and executive officers. We have not entered into any transactions with Messrs. Bromiley or Eiberg that we would be required to disclose in accordance with Item 404(a) of Regulation S-K. Other than the agreements relating to compensation described above, we have not entered into any material plan, contract or arrangement, oral or written, to which either Mr. Bromiley or Mr. Eiberg is a party in connection with his appointment.

Item 8.01     Other Events.

On April 1, 2008, the Company issued a press release announcing that Bill Bromiley and Rick Eiberg join David Borshell and Jeff Framer as executive officers. Information concerning the appointments of Mr. Bromiley and Eiberg is set forth under Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Exhibit Description
99.1	Press Release dated April 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date:	April 3, 2008	By:	/s/ JEFF M. FRAMER
			Name:	Jeff M. Framer
			Title:	Chief Financial Officer